EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CTB International Corp. on Form S-8 of our reports dated March 8, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of CTB International Corp. for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Chicago, Illinois
January 28, 2000
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